EXHIBIT 15

                                        July 8, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Aluminum Company of America

     1.   Form S-8  (Registration No. 33-24846)
          Alcoa Savings Plan for Salaried Employees

     2.   Form S-8  (Registration No. 33-22346)
          Long Term Stock Incentive Plan

     3.   Form S-3  (Registration No. 33-877)
          Aluminum Company of America
          Debt Securities and Warrants to Purchase Debt
          Securities

     4.   Form S-3 (Registration No. 33-49997)
          Aluminum Company of America
          Debt Securities and Warrants to Purchase Debt Securities, Preferred Stock and Common Stock

Ladies and gentlemen:

We are aware that our report dated July 8, 1994, accompanying interim financial information of Aluminum
Company of America (Alcoa) and subsidiaries for the three month period ended June 30, 1994, is incorporated by reference in the registration statements referred to above.
Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/  COOPERS & LYBRAND

COOPERS & LYBRAND